EXHIBIT 99.1

CENTEX CONSTRUCTION PRODUCTS REPORTS 15% INCREASE IN
SECOND QUARTER RESULTS; SETS CONFERENCE CALL

     (Dallas, TX October 20, 2003): Centex Construction Products, Inc. (NYSE: CXP) today reported financial results for the quarter and six months ended September 30, 2003, the second quarter and first six months of fiscal year 2004. CXP produces and distributes Cement, Gypsum Wallboard, Recycled Paperboard, and Concrete and Aggregates. CXP is currently 64.6%-owned by Centex Corporation.

     CXP’s senior management will conduct a conference call to discuss the financial results and other matters at 11 a.m. Eastern Time (10 a.m. Central Time) on Tuesday, October 21, 2003. The conference call will be webcast simultaneously on the CXP Web site, http://www.centex-cxp.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact CXP at 214-981-6565.

     For the quarter ended September 30, 2003, CXP’s net earnings increased 15% to $18,564,000 or $1.00 per diluted share from $16,107,000 or $0.87 per diluted share for the same quarter last year. Increased Paperboard and Concrete/Aggregates operating earnings and decreased interest expense were partially offset by lower Cement and Gypsum Wallboard operating earnings and costs related to the proposed spin-off by Centex Corporation to its stockholders of its 65% ownership stake in CXP. Revenues for the second quarter this year totaled $154,798,000, 14% greater than $135,993,000 for the same quarter a year ago.

     For the six months ended September 30, 2003, CXP’s net earnings and diluted earnings per share were $32,787,000 or $1.77 per diluted share, level with $32,842,000 or $1.77 per diluted share for the same period a year ago. Revenues for this year’s six-month period of $298,887,000 were 13% greater than $264,768,000 for the same period in the prior fiscal year.

CEMENT

     Cement revenues for this year’s second quarter totaled $52.1 million, 6% greater than $49.4 million for the same quarter a year ago. Operating earnings from Cement declined 6% to $16.6 million for the quarter this year from $17.6 million for the same quarter last year due to lower net sales prices and increased costs of sales.

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CXP ANNOUNCES SECOND QUARTER RESULTS AND CONFERENCE CALL Page 2

     Cement sales volume for the second quarter totaled 727,000 tons, 7% above 677,000 tons for the same quarter last year. Purchased cement sales volume of 88,000 tons for this year’s second quarter was 9% greater than purchased cement sales volume for the second quarter a year ago. Cement consumption remains at a high level and CXP expects fiscal 2004 to be the Company’s eighteenth consecutive “sold-out” year. CXP’s average Cement net sales price for the quarter this year of $66.64 per ton was 2% less than $68.10 per ton for the same quarter a year ago.

     Operating earnings from Cement were $27.7 million for the six months this year, 14% below $32.1 million for the similar period in fiscal 2003, primarily due to lower net sales prices and increased cost of sales. For the current six months, revenues from Cement were $99.6 million, up 3% from $96.5 million for the same period a year ago. The average six-month sales price was $66.60 per ton this year, 2% below $67.99 per ton for the same period last year.

     Cement sales volume of 1,393,000 tons for the six months this year was 5% greater than 1,322,000 tons sold for the same period in fiscal 2003. Purchased Cement sales volume of 120,100 tons for this year’s six-month period was 9% greater than purchased Cement sales volume for the same period a year ago.

GYPSUM WALLBOARD

     Gypsum Wallboard revenues for the quarter totaled $67.4 million, a 23% increase over $54.9 million for the same quarter a year ago. Gypsum Wallboard reported second quarter operating earnings of $7.0 million, down 17% from $8.4 million in operating earnings for the same quarter last year. The earnings decline for the quarter resulted from lower net sales prices being partially offset by increased sales volume. The average net sales price for this year’s second quarter was $83.67 per thousand square feet (MSF), 6% below $89.48 per MSF for the same quarter last year.

     Gypsum Wallboard sales volume of 621 million square feet (MMSF) for this year’s quarter was 26% above the 491 MMSF sold during the second quarter last year. Although U.S. wallboard consumption through September 2003 was 23.7 billion square feet, up 3% from the same period last year, pricing has been erratic. The August 2003 price increase partially held and another 8% price increase was implemented during the last week of September 2003.

     For the current six-month period, Gypsum Wallboard reported $12.8 million in operating earnings, down 27% from $17.6 million in operating earnings reported for the same period in fiscal 2003. Lower net sales prices were partially offset by increased sales volume. For the current six months, Gypsum Wallboard revenues were $130.4 million, a 22% increase from $106.9 million for the same period a year ago.

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CXP ANNOUNCES SECOND QUARTER RESULTS AND CONFERENCE CALL Page 3

     Gypsum Wallboard sales volume of 1,207 MMSF for the current six months was 28% greater than the 945 MMSF sold for the same period last year. The average net sales price for the six-month period this year was $83.21 per MSF, 8% below $90.94 per MSF for the same period a year ago.

PAPERBOARD

     CXP’s Paperboard operation reported second quarter net revenues of $16.2 million, up 11% from revenues of $14.6 million for last year’s second quarter. Paperboard operating earnings of $5.0 million for the quarter this year were 82% above $2.8 million for the second quarter a year ago. The earnings gain resulted from increased sales volume, higher net sales prices and lower production costs.

     For this year’s second quarter, Paperboard total sales volume was 68,000 tons, up 24% from last year’s sales volume of 55,000 tons. This year’s second quarter net sales price of $407.69 per ton was slightly above last year’s second quarter net sales price of $405.50 per ton.

     For the six months, Paperboard operating earnings were $10.7 million, up 61% from $6.6 million for the same period last year due to increased sales volume and lower cost of sales. Paperboard net revenues for the six months this year were $32.9 million, a 14% improvement over net revenues of $28.7 million for the same period last year. Total Paperboard sales volume for the current six months was 135,000 tons at an average net sales price of $408.91 per ton, compared to 111,000 tons at an average net sales price of $392.40 for the same period last year.

CONCRETE AND AGGREGATES

     Revenues from the Concrete and Aggregates segment were $18.3 million for the quarter, 16% greater than $15.8 million for the second quarter a year ago. Concrete and Aggregates reported a $2.6 million operating profit for this year’s second quarter versus a $2.0 million operating loss for the same quarter last year. The earnings increase was primarily due to increased Aggregates sales prices, lower Concrete and Aggregates cost of sales and $2.6 million of costs associated with the closing of the Georgetown plant during last year’s second quarter.

     Concrete sales volume for the second quarter this year was 224,000 cubic yards, a 14% increase over 196,000 cubic yards for the same quarter last year. CXP’s average Concrete net sales price of $51.95 per cubic yard for the current quarter was 2% below $53.25 per cubic yard for the same quarter a year ago.

     CXP’s Aggregates operation reported sales volume of 1,275,000 tons for the quarter, 2% greater than sales volume of 1,254,000 tons for the same quarter last year. The average net sales price of $5.27 per ton for the current quarter was 26% higher than $4.17 per ton last year due to depressed sales prices last year at the Georgetown operation.

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CXP ANNOUNCES SECOND QUARTER RESULTS AND CONFERENCE CALL Page 4

     Concrete and Aggregates reported an operating profit of $4.1 million for the current six months compared to a $715,000 operating loss for the same period in fiscal 2003. The gain was due to increased Concrete sales volume, higher Aggregates net sales prices and $2.6 million of costs associated with the Georgetown plant closure last year. Concrete and Aggregates revenues for the six months this year were $34.9 million, 13% higher than $30.9 million for the same period last year.

     Concrete sales volume of 433,000 cubic yards for this year’s six-month period was 17% greater than 371,000 cubic yards for the same period last year. Concrete’s average net sales price of $52.44 per cubic yard for the current six months was 3% lower than last year’s six months average net sales price of $54.02 per cubic yard.

     Aggregates sales volume of 2,334,000 tons was 7% less than 2,498,000 tons for the six months last year. The sales volume decline came mostly from the closure of the Georgetown plant during last year’s second quarter. The average net sales price of CXP’s Aggregates was $5.25 per ton for the six-month period this year, 26% greater than last year’s sales price of $4.18 per ton.

SPIN-OFF OF CXP

     CXP announced on July 21, 2003 that it reached an agreement with Centex Corporation with respect to the spin-off of all of the CXP shares owned by Centex. Centex owns approximately 65% of the outstanding shares of CXP. Under the agreement, CXP would reclassify 9,220,000 of the approximately 12 million shares of CXP common stock held by Centex into a new Class B common stock having the right to elect at least 85% of the directors of CXP. Centex will then distribute all of these Class B shares and the remaining shares of CXP common stock held by Centex to its stockholders. CXP will also pay a special one-time cash dividend of $6.00 per share to all of its shareholders (including Centex) immediately prior to the spin-off. It is anticipated that the cash dividend and the spin-off will be completed on or about December 31, 2003. The CXP board of directors formed a special committee consisting solely of independent directors to evaluate the spin-off and related transactions. In conjunction with its legal and financial advisors, the special committee reviewed the proposed transaction, and then negotiated with Centex to achieve the final agreement.

     The reclassification will require approval by the CXP stockholders (including the majority of CXP common stock not held by Centex), as well as approval by the IRS of the tax-free nature of the spin-off. The listing of the new Class B Common Stock of CXP will also require the approval of the New York Stock Exchange. Accordingly, there can be no assurance that the spin-off or any of the other transactions described above will occur on the terms described above, if at all.

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CXP ANNOUNCES SECOND QUARTER RESULTS AND CONFERENCE CALL Page 5

OTHER DEVELOPMENTS

     On September 18, 2003, CXP announced that its Chief Operating Officer, Steven R. Rowley, was promoted to President and Chief Executive Officer and elected to the Company’s Board of Directors. Mr. Rowley replaces Laurence E. Hirsch as its Chief Executive Officer. Mr. Rowley will continue to have line operating responsibility for all four of CXP’s business units: Cement, Gypsum Wallboard, Paperboard, and Concrete and Aggregates. Mr. Hirsch will continue in his role as Chairman of the Board of CXP.

OUTLOOK

     The outlook for Cement and Wallboard consumption for the remainder of fiscal 2004 is favorable. While consumption of Wallboard remains at a high level, Wallboard pricing has been erratic. However, a Wallboard price increase of 8% was implemented during the last week of September 2003. CXP’s Wallboard and Paperboard operations continue to be negatively impacted by high natural gas costs. The Company expects to report fiscal 2004 earnings ranging from $3.08 per diluted share to $3.23 per diluted share (net of costs related to the proposed spin-off).

# # #

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather; availability of raw materials; unexpected operational difficulties; governmental regulation and changes in governmental and public policy; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; general economic conditions; and interest rates. These and other factors are described in the Annual Report on Form 10-K for Centex Construction Products, Inc. for the fiscal year ended March 31, 2003 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003. These reports are filed with the Securities and Exchange Commission.

For additional information, contact at 214/981-5000:
Steven R. Rowley
President and Chief Executive Officer

Arthur R. Zunker, Jr.
Senior Vice President and Chief Financial Officer

(1)	Summary of Consolidated Earnings

(2)	Revenues and Earnings by Lines of Business (quarter)

(3)	Revenues and Earnings by Lines of Business (six months)

(4)	Sales Volume, Net Sales Prices and Intersegment Revenues

(5)	Consolidated Balance Sheet

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Centex Construction Products, Inc.
Attachment 1

Centex Construction Products, Inc.
Summary of Consolidated Earnings
(dollar amounts in thousands, except per share data)
(unaudited)

		Quarter Ended
		September 30,

		2003	2002	Change

Revenues		$154,798	$135,993	+14%
Earnings Before Income Taxes		$28,664	$24,218	+18%
Net Earnings		$18,564	$16,107	+15%
Earnings Per Share:
	- Basic	$1.01	$0.87	+16%
	- Diluted	$1.00	$0.87	+15%
Average Shares Outstanding:
	- Basic	18,462,107	18,442,772	—
	- Diluted	18,609,206	18,535,872	—

		Six Months Ended
		September 30,

		2003	2002	Change

Revenues		$298,887	$264,768	+13%
Earnings Before Income Taxes		$50,049	$49,379	+1%
Net Earnings		$32,787	$32,842	—
Earnings Per Share:
	- Basic	$1.78	$1.78	—
	- Diluted	$1.77	$1.77	—
Average Shares Outstanding:
	- Basic	18,434,560	18,462,631	—
	- Diluted	18,559,000	18,598,156	—

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Centex Construction Products, Inc.
Attachment 2

Centex Construction Products, Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Quarter Ended
	September 30,

	2003	2002	Change

Revenues*
Cement	$52,129	$49,360	+6%
	33%	36%
Gypsum Wallboard	67,361	54,880	+23%
	44%	40%
Paperboard	16,167	14,602	+11%
	10%	11%
Concrete & Aggregates	18,303	15,821	+16%
	12%	12%
Other, net	838	1,330	-37%
	1%	1%

Total	$154,798	$135,993	+14%
	100%	100%

Operating Earnings
Cement	$16,635	$17,643	-6%
	52%	63%
Gypsum Wallboard	6,987	8,401	-17%
	22%	30%
Paperboard	4,998	2,753	+82%
	15%	10%
Concrete & Aggregates	2,626	(2,020)	+230%
	8%	(7%)
Other, net	838	1,330	-37%
	3%	4%

Total Operating Earnings	32,084	28,107	+14%
	100%	100%
Corporate General Expenses	(1,482)	(1,380)
Spin-Off Expenses	(986)	0
Interest Expense, net	(952)	(2,509)

Earnings Before Income Taxes	$28,664	$24,218	+18%

*	Net of Intersegment Revenues listed on Attachment 4.

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Centex Construction Products, Inc.
Attachment 3

Centex Construction Products, Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Six Months Ended
	September 30,

	2003	2002	Change

Revenues*
Cement	$99,623	$96,533	+3%
	33%	36%
Gypsum Wallboard	130,351	106,922	+22%
	44%	40%
Paperboard	32,851	28,734	+14%
	11%	11%
Concrete & Aggregates	34,850	30,906	+13%
	12%	12%
Other, net	1,212	1,673	-28%
	0%	1%

Total	$298,887	$264,768	+13%
	100%	100%

Operating Earnings
Cement	$27,668	$32,056	-14%
	49%	56%
Gypsum Wallboard	12,818	17,588	-27%
	23%	31%
Paperboard	10,673	6,622	+61%
	19%	11%
Concrete & Aggregates	4,052	(715)	+667%
	7%	(1%)
Other, net	1,212	1,673	-28%
	2%	3%

Total Operating Earnings	56,423	57,224	-1%
	100%	100%
Corporate General Expenses	(2,950)	(2,782)
Spin-Off Expenses	(986)	0
Interest Expense, net	(2,438)	(5,063)

Earnings Before Income Taxes	$50,049	$49,379	+1%

*	Net of Intersegment Revenues listed on Attachment 4.

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Centex Construction Products, Inc.
Attachment 4

Centex Construction Products, Inc.
Sales Volume, Net Sales Prices and Intersegment Revenues
(unaudited)

	Sales Volume

	Quarter Ended		Six Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Cement (M Tons)	727	677	1,393	1,322
Gypsum Wallboard (MMSF’s)	621	491	1,207	945
Paperboard (M Tons):
External	41	39	83	78
Internal	27	16	52	33
Concrete (M Cubic Yards)	224	196	433	371
Aggregates (M Tons)	1,275	1,254	2,334	2,498

	Average Net Sales Price*

	Quarter Ended		Six Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Cement (Ton)	$66.64	$68.10	$66.60	$67.99
Gypsum Wallboard (MSF)	$83.67	$89.48	$83.21	$90.94
Paperboard (Ton)	$407.69	$405.50	$408.91	$392.40
Concrete (Cubic Yards)	$51.95	$53.25	$52.44	$54.02
Aggregates (Ton)	$5.27	$4.17	$5.25	$4.18

*	Net of freight and delivery costs billed to customers.

	Intersegment Revenues

	Quarter Ended		Six Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

	(Dollars in thousands)
Cement	$970	$1,198	$1,947	$2,116
Paperboard	12,282	7,539	23,686	14,817
Concrete and Aggregates	330	161	596	311

	$13,582	$8,898	$26,229	$17,244

Note: Intersegment revenues netted in revenues on the quarter and six months income statements.

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Centex Construction Products, Inc.
Attachment 5

Centex Construction Products, Inc.
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	September 30,		March 31

	2003	2002	2003 (*)

ASSETS
Current Assets:
Cash and Cash Equivalents	$13,892	$12,715	$10,942
Accounts and Notes Receivable, net	66,154	60,914	52,498
Inventories	52,375	53,363	58,254

Total Current Assets	132,421	126,992	121,694

Property, Plant and Equipment	798,620	795,778	794,380
Less Accumulated Depreciation	(274,367)	(244,700)	(259,544)

Property, Plant and Equipment, net	524,253	551,078	534,836

Notes Receivable, net	664	1,229	1,197
Goodwill	40,290	40,197	40,290
Other Assets	12,495	12,487	14,061

	$710,123	$731,983	$712,078

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable and Accrued Liabilities	$72,597	$76,963	$70,858
Notes Payable	0	29,982	25,257
Current Portion of Long-term Debt	80	80	80

Total Current Liabilities	72,677	107,025	96,195

Long-term Debt	31,080	101,670	55,590
Deferred Income Taxes	90,511	67,876	80,461
Stockholders’ Equity - Common Stock, Par Value $0.01; Authorized 50,000,000 Shares; Issued and Outstanding 18,520,103, 18,354,795 and 18,379,558 Shares, respectively	185	184	184
Capital in Excess of Par Value	19,439	13,491	14,228
Unamortized Value of Restricted Stock	(709)	0	0
Accumulated Other Comprehensive Losses	(1,482)	(2,817)	(2,061)
Retained Earnings	498,422	444,554	467,481

Total Stockholders’ Equity	515,855	455,412	479,832

	$710,123	$731,983	$712,078

(*) From Audited Financial Statements.